Origo Acquisition Corporation
708 Third Avenue
New York, New York 10017

December 19, 2016

Aina Le’a, Inc.
Suite 2617, 69-201 Waikoloa Beach Drive
Waikoloa, HI 96738
Attn: Robert J. Wessels, Chief Executive Officer
Telephone No: (808) 886-1702
Email: bob@ainalea.com

Re: Sponsor Group Forfeiture

Dear Mr. Wessels:

Reference is hereby made to that certain Merger Agreement, dated as of the date hereof (the “Merger Agreement”), by and among Origo Acquisition Corporation, a Cayman Islands company (“OAC”), Aina Le’a Inc., a Delaware corporation (the “Company”), Aina Le’a Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and Jose Aldeanueva, solely in the capacity as the OAC Representative thereunder. Any capitalized term used, but not defined in this letter agreement (this “Letter”) will have the meaning ascribed to such term under the Merger Agreement.

The members of the OAC Sponsor Group hereby agree that, subject to and conditioned upon the Closing under the Merger Agreement, the OAC Sponsor Group will, immediately prior to the Effective Time, forfeit a number of OAC Ordinary Shares that are part of the 1,050,000 “initial shares” as defined in the IPO Prospectus (“Promote Shares”) based on the Non-Redemption Amount using the formula below, with each member of the OAC Sponsor Group forfeiting such Promote Shares (rounded down to the nearest whole share) pro rata based on the Promote Shares held by such member as compared to the Promote Shares held by all members of the OAC Sponsor Group. If the Non-Redemption Amount is $33,000,000, the OAC Sponsor Group will forfeit 625,000 Promote Shares. If the Non-Redemption Amount is less than $33,000,000, the number of Promote Shares forfeited by the OAC Sponsor Group will increase based on the remaining Non-Redemption Amount, such that the remaining Promote Shares not forfeited by the OAC Sponsor Group will equal the product of (i) 425,000 shares, multiplied by (ii) a fraction, the numerator of which is the Non-Redemption Amount, and the denominator of which is $33,000,000. Notwithstanding the foregoing, the maximum number of Promote Shares that the OAC Sponsor Group shall forfeit hereunder shall not exceed 850,000 Promote Shares.

This Letter shall be governed by and construed under the laws of the State of New York without giving effect to any conflict of law provisions. Except as expressly set forth herein, this Letter will be interpreted and construed in a manner consistent with the Merger Agreement. This Letter, together with the Merger Agreement and the Ancillary Documents, constitutes the entire understanding of the parties with respect to its subject matter hereof and supersedes any prior oral or written communication or understanding with respect thereto. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the Closing, this Letter shall automatically terminate and become null and void and be of no further force or effect, and the parties shall have no obligations hereunder. This Letter may be executed in any number of counterparts, including by transfer of originally signed documents by facsimile, pdf or other electronic document transmission, each of which shall be treated as an original signature and as part of the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Page Follows]

To indicate your acceptance to the provisions of this Letter, please sign in the space provided below.

Sincerely,

OAC:

ORIGO ACQUISITION CORPORATION

By: /s/ Jose Aldeanueva
Name: Jose Aldeanueva
Title: Chief Financial Officer

OAC Sponsor Group:

EJF OPPORTUNITIES, LLC

By: /s/ Edward J. Fred
Name: Edward J. Fred
Title: President

/s/ Stephen B. Pudles
Stephen B. Pudles

/s/ Jose Aldeanueva
Jose Aldeanueva

JEFFREY J. GUTOVICH PROFIT SHARING PLAN

By: /s/ Jeffrey J. Gutovich
Name: Jeffrey J. Gutovich
Title:

/s/ Barry Rodgers
Barry Rodgers

{Signature Page to Sponsor Group Letter}

Acknowledged and Agreed effective as of the date first set forth above:

AINA LE’A, INC.

By:	/s/ Robert Wessels

Name: Robert Wessels

Title: Chief Executive Officer

{Signature Page to Sponsor Group Letter}